EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Thomas & Betts Corporation:
      We consent to incorporation by reference in the Registration Statements (No. 333-60074, No. 33-56789, No. 33-68370, No. 333-80435, No. 333-93101, No. 333-31290, No. 333-115320, No. 333-115321, No. 333-122484, and No. 333-122483) on Form S-8 and Registration Statement No. 333-61465 on Form S-3 of Thomas & Betts Corporation of our reports dated February 24, 2006 with respect to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 31, 2005 and December 31, 2004, and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Thomas & Betts Corporation.
/s/ KPMG LLP
KPMG LLP
Memphis, Tennessee
February 24, 2006